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                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholders Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 2, 1998 in this Registration Statement (Form N-1A Nos. 33-30409 and 811-05993) of Alliance Global Environment Fund, Inc.





                                               ERNST & YOUNG LLP


New York, New York
October 26, 1999


























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